UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2008

Catcher Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50299	62-0201385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44084 Riverside Parkway, Suite 320

Leesburg, Virginia 20176

(Address of Principal Executive Offices, including zip code)

(703) 723-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 3, 2008, Catcher Holdings, Inc. (the “Company”) executed an Amendment, dated December 27, 2007, to Convertible Secured Promissory Note (the “Amendment”) amending the Secured Convertible Promissory Notes (the “Notes”) issued between June 20, 2007 and August 21, 2007 with an aggregate principal amount of approximately $4,626,000. Pursuant to the terms of the Amendment, the maturity date of each Note was extended by sixty (60) days and any and all events of default occurring on or before December 27, 2007 were waived. In addition, the Notes were amended to automatically convert in the event that the Company closes an equity financing of at least $5,000,000 with a price that is greater than or equal to $0.50 per share (the “Next Financing”) and removed the option for the holders of the Notes to elect repayment at the time of the Next Financing. In consideration for the Amendment, the face Amount of each Note will be increased by 7.692%.

The foregoing description of the Amendment does not purport to be complete and are qualified in their entirety by the Form of Amendment to Convertible Secured Promissory Note filed with this Current Report as Exhibit 10.52, each of which are incorporated herein by reference.

This Current Report does not constitute an offer to sell or the solicitation of an offer to purchase any securities.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.52	Form of Amendment to Convertible Secured Promissory Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATCHER HOLDINGS, INC.

January 3, 2008	By:	/s/ Denis McCarthy
Denis McCarthy Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.52	Form of Amendment to Convertible Secured Promissory Note.